                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                            THE CENTRIS GROUP, INC.

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of Common Stock, par value $.01 per share (including the associated Common Stock Purchase Rights) (the "Shares"), of The Centris Group, Inc., a Delaware corporation (the "Company") are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or
(iii) time will not permit all required documents to reach Harris Trust Company of New York (the "Depositary") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

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
           By Mail:               By Hand/Overnight Delivery:     By Facsimile Transmission:
      Wall Street Station               Receive Window           (Eligible Institutions Only)
         P.O. Box 1023                 Wall Street Plaza                (212) 701-7636
      New York, New York          88 Pine Street, 19th Floor
          10268-1023               New York, New York 10005
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                           For Information Telephone
                                (Call Collect):
                                 (212) 701-7624

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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Ladies and Gentlemen:

     The undersigned hereby tenders to Merger Sub of Delaware, Inc., a Delaware corporation ("Merger Subsidiary") and a wholly owned subsidiary of HCC Insurance Holdings, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 18, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $.01 per share (including the associated Common Stock Purchase Rights) (the "Shares"), of The Centris Group, Inc., a Delaware corporation (the "Company") specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

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

Number of Shares and Certificate No(s) if available):  Name(s) of Record Holder(s):


-----------------------------------------------------  -----------------------------------------------------
                                                                    (Please type or print)


                                                       Address(es): ----------------------------------------

                                                       -----------------------------------------------------
[ ] Check Here if Shares will be tendered by book                                                 (Zip Code)
    entry transfer.

                                                       Area Code and Tel. No.: -----------------------------
                                                                                  (Daytime Telephone number)

Account Number: ------------------------------------   Signature(s): ---------------------------------------


Dated: -------------------------------------- , 1999   -----------------------------------------------------
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                                   GUARANTEE
                    (Not to be used for signature guarantee)


     The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (defined in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

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
Name of Firm:----------------------------------  -------------------------------------------
                                                                  (Authorized Signature)

Address:---------------------------------------  Name: -------------------------------------
                                                                (Please type or print)

-----------------------------------------------  Title: ------------------------------------
                                     (Zip Code)

Area Code and Tel. No.:------------------------  Date: ------------------------------ , 1999

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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
      BE SENT WITH YOUR LETTER OF TRANSMITTAL.